UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SONIC CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following materials were first provided to corporate employees of Sonic Corp. on November 6, 2018:

Subject: Sonic Leadership Transition

Dear Sonic Family,

As I shared with you this week, I am announcing my plans to retire as Chairman and Chief Executive Officer of Sonic Corp., effective in December following the close of the transaction with Inspire Brands. At that time, our President, Claudia San Pedro, will lead the brand going forward and will join the Inspire Executive Team. To assist with a smooth transition, I will stay on as Senior Advisor until March 2019.

For those of you who weren’t able to hear this from me directly, this news may come as a surprise.  I wanted to take a moment to provide some context. Throughout my tenure at Sonic, our brand has undergone a profound period of growth starting with 968 drive-ins and $283 million in systemwide sales in 1984 when I answered an ad for assistant general counsel that late SONIC franchisee Dallas Barnett shared with me. Today, we have more than 3,600 drive-ins and sales in excess of $4.5 billion. Over the last few years alone, together we have reinvigorated the SONIC brand, leading to increased traffic and sales through breakthrough innovation, smart media, investments in technology and a relentless focus to deliver the most personalized experience in QSR. Thanks to your efforts, SONIC has never been stronger.

As we have continued our work together to grow the brand, I have contemplated retirement for the last few years, and this feels like a natural point – as we continue to build on SONIC’s strong momentum and look to become part of the Inspire family – for me to pass the baton to the next leader who can guide the brand into a new phase of growth.

During her 12-year career with the brand, Claudia has held a number of leadership positions and repeatedly demonstrated the skills and qualities necessary to lead SONIC. As her responsibilities have broadened over time, she has earned the respect of our franchisees and built partnerships across the organization. Like me, Claudia is focused on preserving our unique culture of innovation, inclusion and diversity, and has a deep commitment to delivering innovative, authentic and delicious experiences to guests. I am confident that Sonic will continue to thrive under Claudia’s leadership.

Additional information on the senior leadership team at the closing of the transaction will be presented and sent tomorrow morning.

It has been a privilege and pleasure to lead this organization for the last 23 years, and I am grateful to have worked alongside each one of you. I have never been more optimistic about Sonic’s next chapter and am excited for the opportunities that lie ahead.

Thank you for your assistance and wonderful contributions to our brand over the years!

Sincerely,

Cliff Hudson

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the merger agreement, (c) other conditions to the consummation of the merger under the merger agreement may not be satisfied, and (d) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent Sonic Corp. from specifically enforcing Inspire Brands, Inc.’s obligations under the merger agreement or recovering damages for any breach by Inspire Brands, Inc.; (2) the effects that any termination of the merger agreement may have on Sonic Corp. or its business, including the risks that (a) Sonic Corp.’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring Sonic Corp. to pay Inspire Brands, Inc. a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on Sonic Corp. and its business, including the risks that as a result (a) Sonic Corp.’s business, operating results or stock price may suffer, (b) Sonic Corp.’s current plans and operations may be disrupted, (c) Sonic Corp’s ability to retain or recruit key employees may be adversely affected, (d) Sonic Corp.’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) Sonic Corp’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on Sonic Corp’s ability to operate its business, return capital to shareholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against Sonic Corp. and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of Sonic Corp.’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018, as updated or supplemented by subsequent reports that Sonic Corp. has filed or files with the SEC.  Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Inspire Brands, Inc. nor Sonic Corp. assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed merger between Inspire Brands, Inc. and Sonic Corp.  In connection with the proposed transaction, on November 5, 2018, Sonic Corp. filed with the Securities and Exchange Commission (“SEC”) and mailed to shareholders a definitive proxy statement.  SHAREHOLDERS OF SONIC CORP. ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT SONIC CORP. WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Shareholders and investors may obtain free copies of the definitive proxy statement and other documents filed by Sonic Corp. at the SEC’s web site at www.sec.gov.  Copies of the definitive proxy statement and the filings that are or will be incorporated by reference therein may also be obtained, without charge, at https://ir.sonicdrivein.com/ or by contacting Sonic Corp.’s Investor Relations at (405) 225-5000.

Before making any voting or investment decisions with respect to the proposed transaction or any of the other matters with respect to which shareholders of Sonic Corp. will be asked to vote pursuant to the proxy statement, shareholders are urged to read the definitive proxy statement (including any amendments or supplements thereto and any documents incorporated by reference therein) and other documents filed with the SEC by Sonic Corp. when they become available.

PARTICIPANTS IN SOLICITATION

Sonic Corp. and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger.  Information regarding Sonic Corp.’s directors and executive officers is available in its proxy statement for its 2018 annual meeting of shareholders, filed with the SEC on December 18, 2017 and its annual report for the fiscal year ended August 31, 2018, filed with the SEC on Form 10-K on October 23, 2018.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and other relevant materials to be filed with the SEC (when they become available).  These documents can be obtained free of charge from the sources indicated above.